EXHIBIT 99




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated April 28, 2000, included in the Owens Corning Savings and Profit Sharing Plan's annual report on Form 11-K for the year ended December 30, 1999, into the Company's previously filed Registration Statements on Form S-8 and active S-3 (File Nos. 33-9563, 33-9986, 33-18262, 33-20997,
33-27209,  33-31687,  33-48707,   33-57886,  33-60487,   333-09367,   333-32145,
333-47961, 333-48153, 333-76715, 333-76717 and 333-76765).



                                     /s/  Arthur Andersen LLP
                                     -------------------------
                                     ARTHUR ANDERSEN LLP


Toledo, Ohio,

June 26, 2000